                                                                  EXHIBIT (b)(1)



June 17, 1998

Lyondell Petrochemical Company
One Houston Center, Suite 1600
1221 McKinney Street
Houston, TX 77253-3646
Attention: Mr. Dan F. Smith

Ladies and Gentlemen:

        You have requested J.P. Morgan Securities Inc. ("JPMSI") as Arranger, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC"), BancAmerica Robertson Stephens and Chase Securities, Inc., as Co-Arrangers (collectively the "Co-Arrangers"), to arrange financing in the amount of $7.0 billion for Lyondell Petrochemical Company (the "Borrower"). Attached is an outline of the principal terms and conditions of proposed loans to be made by Morgan Guaranty Trust Company of New York, DLJ Capital Funding, Inc. ("DLJCF"), Bank of America National Trust and Savings Association, Citibank, N.A. ("Citibank"), The Chase Manhattan Bank and NationsBank, N.A. (collectively the "Co-Underwriters") and other Lenders acceptable to the Co-Underwriters and the Borrower (the Co-Underwriters and such other Lenders being herein called the "Lenders"), pursuant to loan documentation mutually acceptable to the Lenders and the Borrower. You have advised us that this financing would provide sufficient funds to support your offer of up to $57.75 per share for ARCO Chemical Company, as well as to effect refinancing of certain debt in connection therewith and meet ongoing working capital needs.

        Each Co-Underwriter hereby severally commits to lend up to the amount set forth opposite its name on the signature pages hereof on the attached terms and conditions. All commitments will be subject to (i) the absence of adverse changes in the market for syndicated bank loans or in the regulatory environment that are likely to materially and adversely affect the syndication of the proposed financing; (ii) representations by the Borrower to us of its willingness to cooperate with us in structuring and syndication an appropriate credit facility, including its willingness to make reasonable changes to the documents as requested by participants; (iii) our current understanding of the proposed capital structure of the Borrower after giving effect to the financing referred to herein; (iv) the absence of adverse changes in the financial condition, business, assets, results of operations, or prospects of the Borrower and the business to be acquired by the Borrower taken as a whole; (v) our satisfaction that prior to and during the syndication of the credit facility there shall be no competing offering, placement or arrangement of debt securities or lender financing on behalf of the Borrower and (vi) the negotiation, execution and delivery of mutually acceptable definitive loan documentation (to be prepared by the Co-Underwriters' counsel, Davis Polk and Wardwell) within 90 days of the date hereof.

        It is the Co-Underwriters' intention to syndicate the Credit Facility to a group of lenders acceptable to the Co-Underwriters, the Co-Arrangers and the Borrower. The Borrower agrees to provide such assistance in the Syndication effort as may be reasonably requested, including making members of management of the Company and its subsidiaries available to meet with the prospective syndicate members and assisting the Co-Arrangers in the preparation of a financing memorandum.

        The Borrower acknowledges its obligation to pay an underwriter fee as specified in the Underwriting Fee Letter of even date signed by the parties hereto.

        The Borrower by signing below agrees to indemnify and defend the Co-Underwriters, the Co-Arrangers and each other Lender, their respective affiliates and the respective directors, officers, agents and employees of the foregoing from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses of any kind, including without limitation the reasonable fees and disbursements of counsel, incurred by any of them arising out of or by reason of their role hereunder or any investigation, litigation or other proceeding brought or threatened relating to any loan made or proposed to be made to the Borrower in connection with the matters herein referred to (including, but without limitation, any use made or proposed to be made by the Borrower or any of its affiliates of the proceeds of such loans, but excluding any such losses, liabilities, claims, damage or expenses incurred by reason of the gross negligence or willful misconduct of the indemnitee as determined by a final judgment of a court of competent jurisdiction).

        Finally, the Borrower hereby agrees to pay the Co-Arrangers' and Co-Underwriters' reasonable out-of-pocket costs and reasonable expenses in connection herewith, including reasonable fees and disbursements of the Arranger's counsel, regardless of whether any loan documents are agreed to and signed by the Lenders and the Borrower and regardless of whether any loans are actually made.

        This letter is intended solely for the use of the Borrower and not any other person and may not be used or relied upon by, or disclosed, referred to or communicated by you (in whole or in part) to any third party for any purpose whatsoever (except, upon acceptance, to your professional advisors and to ARCO

Chemical Company, Atlantic Richfield Company and their professional advisors for their purposes in evaluating the Borrower's bid and as may otherwise be required by law) except with our prior written permission.

        This letter agreement may be executed in counterparts which, taken together, shall constitute an original. This letter agreement shall be governed by and construed in accordance with laws of the State of New York.

        If you accept and agree to this proposal, please so indicate by signing in the space provided below and returning a copy of this letter to us. This proposal will expire at the close of business on June 18, 1998 if not accepted by you in writing by that time.

                                            Very truly yours,

Commitment Amount
-----------------
$1,400,000,000                              MORGAN GUARANTY TRUST
                                              COMPANY OF NEW YORK


                                            By: /s/ CHRISTOPHER C. KUNHARDT
                                               ----------------------------
                                               Name:  CHRISTOPHER C. KUNHARDT
                                               Title: VICE PRESIDENT

                                            60 Wall Street
                                            New York, New York 10260-0060

$1,400,000,000                              DLJ CAPITAL FUNDING, INC.




                                            By: /s/ ERIC SWANSON
                                               ---------------------------
                                               Name:  ERIC SWANSON
                                               Title: MANAGING DIRECTOR

                                            277 Park Avenue
                                            New York, New York 10172

$1,100,000,000                              BANK OF AMERICA NATIONAL
                                              TRUST AND SAVINGS
                                              ASSOCIATION




                                            BY: /s/ J. STEPHEN MERRICK
                                               ---------------------------
                                               Name:  J. STEPHEN MERRICK
                                               Title: MANAGING DIRECTOR


                                            Address: 335 Madison Avenue
                                                     New York, NY 10017

$1,100,000,000                              THE CHASE MANHATTAN
                                              BANK



                                            BY: /s/ LAWRENCE PALUMBO, JR.
                                               ---------------------------
                                               Name:  LAWRENCE PALUMBO, JR.
                                               Title: VICE PRESIDENT

                                            Address:

$1,000,000,000                              CITIBANK, N.A.



                                            BY: /s/ E. OGIMACHI
                                               ---------------------------
                                               Name:  EILEEN G. OGIMACHI
                                               Title: Attorney-In-Fact


                                            399 Park Avenue
                                            New York, New York 10043

$1,000,000,000                              NATIONSBANK, N.A.



                                            BY: /s/ JAMES R. ALLRED
                                               ---------------------------
                                               Name:  JAMES R. ALLRED
                                               Title: SENIOR VICE PRESIDENT


                                            Address:

                                            J.P. MORGAN SECURITIES INC.


                                            By: /s/ J. E. C.
                                               ---------------------------
                                               Name:  JAMES E. CONDOR
                                               Title: VICE PRESIDENT



                                            60 Wall Street
                                            New York, New York 10260-0060

                                            DONALDSON, LUFKIN &
                                              JENRETTE SECURITIES
                                              CORPORATION


                                            By: /s/ ERIC SWANSON
                                               ---------------------------
                                               Name:  ERIC SWANSON
                                               Title: MANAGING DIRECTOR


                                            277 Park Avenue
                                            New York, New York 10172

                                            BANCAMERICA ROBERTSON
                                              STEPHENS



                                            By: /s/ Keith C. Barnisto
                                               ---------------------------
                                               Name:  Keith C. Barnisto
                                               Title: SR. MANAGING DIRECTOR


                                            Address:

                                            CHASE SECURITIES INC.



                                            By: /s/ MICHEAL J. MCGOVERN
                                               ---------------------------
                                               Name: MICHEAL J. MCGOVERN
                                               Title: MANAGING DIRECTOR


                                            Address: 270 Park Avenue
                                                     New York, NY 10017

ACCEPTED AND AGREED TO
this 17th day of June, 1998:

LYONDELL PETROCHEMICAL COMPANY

By: /s/ E.W. RICH
-----------------------------
    Name:  EDWARD W. RICH
    Title: VP FINANCE & TREASURER


One Houston Center, Suite 1600
1221 McKinney Street
P.O. Box 3646
Houston, TX 77253-3646

                        SUMMARY OF TERMS AND CONDITIONS
                      FOR LYONDELL PETROCHEMICAL COMPANY


BORROWER:                                   Lyondell Petrochemical Company

AMOUNT:                                     $7,000,000,000 divided into five
                                            tranches:

                                            Revolving Credit $  500,000,000
                                            Term Loan A      $2,500,000,000
                                            Term Loan B      $  750,000,000
                                            Term Loan C      $1,250,000,000
                                            Term Loan D      $2,000,000,000

                                            The Arranger and the Co-Arrangers,
                                            with the consent of the Borrower,
                                            may increase the size of Term Loan B
                                            up to $1,000,000,000 with a
                                            comparable decrease in the size of
                                            the Term Loan A.

                                            Term Loan C and Term Loan D are
                                            bridges to the capital markets.

CO-UNDERWRITERS'                            As set forth in the Commitment
INITIAL COMMITMENTS:                        Letter each pro-rated across the
                                            Revolving Credit, Term Loan A, Term
                                            Loan B, Term Loan C, and Term Loan
                                            D.

PURPOSE:

        Term Loans:                         Fund the acquisition of Berlin.
        Revolving Credit:                   General Corporate Purposes.

ARRANGER:                                   J.P. Morgan Securities Inc.
                                            ("JPMSI").

CO-ARRANGERS:                               Donaldson, Lufkin & Jenrette
                                            Securities Corporation, BancAmerica
                                            Robertson Stephens and Chase
                                            Securities, Inc.

ADMINISTRATIVE AGENT:                       Morgan Guaranty Trust Company of New
                                            York ("Morgan").

SYNDICATION AGENT:                          DLJ Capital Funding, Inc.

DOCUMENTATION AGENTS:                       Bank of America National Trust and
                                            Savings Association, Citibank, N.A.
                                            ("Citibank"), The Chase Manhattan
                                            Bank and NationsBank, N.A.

LENDERS:                                    Syndicate of lenders acceptable to
                                            the Borrower and Co-Underwriters.

FACILITY DESCRIPTION:

        Revolver:                           5 years on a fully revolving basis.

        Term Loan A:                        5-year term loan. Single drawdown
                                            concurrent with the closing of the
                                            Berlin acquisition. Amortization
                                            schedule to be determined.

        Term Loan B:                        7-year term loan. Single drawdown
                                            concurrent with the closing of the
                                            Berlin acquisition. Amortization
                                            schedule to be determined.

        Term Loan C:                        1-year term loan with a bullet
                                            maturity. Single drawdown concurrent
                                            with the closing of the Berlin
                                            acquisition.

        Term Loan D:                        2-year term loan with a bullet
                                            maturity. Single drawdown concurrent
                                            with the closing of the Berlin
                                            acquisition.

PARTICIPATION FEE:                          At rates to be determined according
                                            to each Lender's initial commitment
                                            and payable upon final allocation
                                            amounts [timing of payments due to
                                            participants to be determined].

BORROWING OPTIONS:                          LIBOR and Base Rate.

                                            LIBOR adjustments for Regulation D
                                            will be charged by Lenders
                                            individually.

                                            Base Rate means the higher of
                                            Morgan's prime rate or the federal
                                            funds rate + 0.50%.

PRICING:                                    See attached Pricing Schedule.

COLLATERAL:                                 The credit facilities shall be
                                            secured by a perfected first
                                            priority security interest in (i)
                                            substantially all the assets
                                            directly owned by the Borrower
                                            including the stock and inter-
                                            company indebtedness of any material
                                            subsidiaries, including Acquisition
                                            Co., Berlin and the subsidiaries
                                            (the "JV Subsidiaries") that hold
                                            the Borrower's interests in Equistar
                                            Chemicals, LP ("Equistar"), Lyondell
                                            Citgo Refining Company, Ltd.
                                            ("LCR"), and Lyondell Methanol
                                            Company, Ltd. ("LMC", and together
                                            with Equistar and LCR, the "JVs"),
                                            and (ii) the rights of the JV
                                            Subsidiaries to receive
                                            distributions from the JVs.

GUARANTORS:                                 Acquisition Co., Berlin and any
                                            other material domestic
                                            subsidiaries, excluding the JVs and
                                            the JV Subsidiaries.

INTEREST PAYMENTS:                          At the end of each applicable
                                            Interest Period or quarterly, if
                                            earlier.

INTEREST PERIODS:                           LIBOR Loans - 1, 2, 3, or 6 months;
                                            9 or 12 months if available.

REVOLVER DRAWDOWNS:                         Minimum amounts of $20 million with
                                            additional increments of $1 million.
                                            Drawdowns are at the Borrower's
                                            option with same day notice for Base
                                            Rate Loans and three business days
                                            for LIBOR Loans.

PREPAYMENTS:                                Base Rate and LIBOR Loans may be
                                            prepaid at any time on one or three
                                            business day's notice, respectively,
                                            without premium or penalty, but
                                            subject, in the case of LIBOR Loans
                                            to compensation for breakfunding
                                            costs.

TERMINATION OR REDUCTION OF
COMMITMENTS:                                The Borrower may terminate the
                                            commitments in their entirety or
                                            reduce the commitments in amounts of
                                            at least $25 million at any time on
                                            three business days' notice.

MANDATORY PREPAYMENTS:                      Until the Mandatory Prepayment
                                            Release Date, defined as the date
                                            Term Loan C and Term Loan D are
                                            repaid in full, including accrued
                                            interest and fees, and the Borrower
                                            has achieved investment grade
                                            ratings of at least BBB-and Baa3
                                            from Standard & Poors and Moody's,
                                            respectively, Mandatory Prepayments
                                            will apply according to the
                                            following schedule:

                                            1.   100 percent of the net proceeds
                                                 from the issuance of any
                                                 equity, preferred or
                                                 convertible debt security
                                                 (subject to customary
                                                 exceptions, including the net
                                                 cash proceeds form the issuance
                                                 of stock in connection with
                                                 employee benefit plans and
                                                 dividend reinvestment plans).
                                            2.   100 percent of the net proceeds
                                                 from the issuance of any debt
                                                 security with a maturity in
                                                 excess of one year.
                                            3.   100 percent of the net cash
                                                 proceeds of any sale or other
                                                 disposition of any assets
                                                 (excluding (i) the sale of
                                                 inventory in the ordinary
                                                 course of business, and (ii)
                                                 individual asset sales, the
                                                 proceeds of which do not exceed
                                                 $10 million).
                                            4.   100 percent of the proceeds
                                                 from any property or casualty
                                                 insurance unless such proceeds
                                                 are committed within
                                                 six months of receipt and used
                                                 within 18 months of receipt to
                                                 replace the insured assets.
                                            5.   50 percent of any Excess Cash
                                                 Flow, to be defined.

                                            Mandatory repayments related to
                                            items 1. and 2. above will be
                                            applied first to Term Loan C and
                                            Term Loan D in order of maturity,
                                            and related to items 3., 4., and 5.
                                            above will be applied first to Term
                                            Loan A and Term Loan B pro rata with
                                            Term Loan B having the right to
                                            refuse prepayment.

REPRESENTATIONS AND
WARRANTIES:                                 Customary for credit agreements of
                                            this nature, with respect to the
                                            Borrower, its subsidiaries and the
                                            JVs, including but not limited to:

                                            1.   Corporate existence.
                                            2.   Corporate and governmental
                                                 authorization; no
                                                 contravention; binding effect.
                                            3.   Financial information.
                                            4.   No material adverse change.
                                            5.   Environmental matters.
                                            6.   Compliance with laws, including
                                                 ERISA.
                                            7.   No material litigation.
                                            8.   Existence, incorporation, etc.
                                                 of subsidiaries.
                                            9.   Payment of taxes.
                                            10.  Full disclosure.
                                            11.  Regulatory restrictions on
                                                 borrowing.
                                            12.  Acquisition documents.
                                            13.  Lien perfection and priority.

CONDITIONS TO BORROWING:                    Customary in credit agreements of
                                            this nature, including but not
                                            limited to:
                                            1.   Absence of default.

                                            2.   Accuracy of representations and
                                                 warranties.
                                            3.   Negotiation and execution of
                                                 satisfactory closing
                                                 documentation.
                                            4.   Closing of the Berlin
                                                 acquisition on terms acceptable
                                                 to the Lenders.
                                            5.   Deal-specific requirements if
                                                 any; regulatory approvals,
                                                 licenses.

COVENANTS:                                  Customary in credit agreements of
                                            this nature, with respect to the
                                            Borrower and its subsidiaries
                                            (excluding except as specifically
                                            indicated the JVs) including but not
                                            limited to:

                                            1.   Information.
                                            2.   Payment of taxes and similar
                                                 claims.
                                            3.   Maintenance of property;
                                                 insurance.
                                            4.   Conduct of business and
                                                 maintenance of existence.
                                            5.   Compliance with laws.
                                            6.   Inspection of property, books
                                                 and records.
                                            7.   Mergers and sales of assets.
                                            8.   Use of proceeds.
                                            9.   Negative pledge.
                                            10.  Debt to Adjusted EBITDA.
                                            11.  Subsidiary debt limitation.
                                            12.  Minimum consolidated tangible
                                                 net worth. [Step-up for Net
                                                 Income and Equity Issuances]
                                            13.  Fixed charge coverage ratio.
                                            14.  Restricted payments.
                                            15.  Lease payments.
                                            16.  Investments.
                                            17.  Transactions with affiliates.
                                            18.  The Borrower will use its best
                                                 efforts, including exercising
                                                 its right to vote at meetings
                                                 of the governing bodies, to
                                                 limit investments in fixed
                                                 assets of joint ventures to
                                                 incremental levels, to be
                                                 agreed upon, over the annual
                                                 investment levels in the five
                                                 year plans of LCR, LMC, and
                                                 Equistar.
                                            19.  The Borrower will use its best
                                                 efforts, including the
                                                 exercise, through its
                                                 subsidiaries, of the right to
                                                 vote at meetings of the
                                                 governing bodies of Equistar,
                                                 LCR, and LMC, to maintain
                                                 without material change the
                                                 current cash distribution
                                                 policy at Equistar, LCR (as may
                                                 be adjusted related to the
                                                 currently contemplated
                                                 financing), and LMC as stated
                                                 in the partnership agreements
                                                 for Equistar (dated October 10,
                                                 1997 and last amended and
                                                 restated on May 15, 1998) and
                                                 LMC (dated December 12, 1996)
                                                 and in the limited liability
                                                 company regulations for LCR
                                                 (dated July 1, 1993 and last
                                                 amended on January 27, 1997).
                                            20.  The Borrower will use its best
                                                 efforts, including the
                                                 exercise, through its
                                                 subsidiaries, of the right to
                                                 vote at meetings of the
                                                 governing bodies of Equistar,
                                                 LCR, and LMC, to limit debt
                                                 incurred at Equistar, LCR and
                                                 LMC to amounts to be agreed
                                                 upon.
                                            21.  The Borrower will use its best
                                                 efforts, including the
                                                 exercise, through its
                                                 subsidiaries, of the right to
                                                 vote at meetings of the
                                                 governing bodies of Equistar,
                                                 LCR, and LMC, to prohibit
                                                 Equistar, LCR, and LMC from
                                                 entering into any contract that
                                                 would be materially more
                                                 restrictive on their ability to
                                                 make distributions than
                                                 currently exist.
                                            22.  The Borrower will use its best
                                                 efforts, including the
                                                 exercise, through its
                                                 subsidiaries, of the right to
                                                 vote at meetings of the
                                                 governing bodies of Equistar,
                                                 LCR, and LMC, to maintain the
                                                 right of Lyondell

                                                 Petrochemical G.P. Inc to
                                                 appoint the Chief Executive
                                                 Officer of Equistar as
                                                 currently stated in the
                                                 partnership agreement for
                                                 Equistar, and the right,
                                                 jointly held with CITGO
                                                 Refining Investment Company, to
                                                 appoint the Chief Executive
                                                 Officer of LCR, as currently
                                                 stated in the company
                                                 regulations for LCR, and the
                                                 right to act as managing
                                                 partner of LMC, as currently
                                                 stated in the company
                                                 regulations for LMC.
                                            23.  The Borrower must issue equity
                                                 or equity equivalents for gross
                                                 proceeds of at least $1.25
                                                 billion within 1 year of the
                                                 effective date.

EVENTS OF DEFAULT:                          Customary in credit agreements of
                                            this nature, including but not
                                            limited to the following:

                                            1.   Failure to pay any interest,
                                                 principal, or fees payable
                                                 under the Credit Agreement when
                                                 due, with a grace period of 5
                                                 days for interest and fees.
                                            2.   Failure to meet covenants (with
                                                 grace periods, when
                                                 appropriate).
                                            3.   Representations or warranties
                                                 false in any material respect
                                                 when made.
                                            4.   Cross default to other debt
                                                 (exceeding an agreed amount) of
                                                 the Borrower and its
                                                 Subsidiaries as well as of
                                                 Equistar, LCR, and LMC which is
                                                 triggered by an event which
                                                 permits or, with the giving of
                                                 notice or lapse of time (or
                                                 both), would permit the holder
                                                 to accelerate its debt or
                                                 terminate its commitment.
                                            5.   Change of ownership or control.
                                            6.   Loss of lien perfection or
                                                 priority.
                                            7.   Other usual defaults with
                                                 respect to the Borrower and
                                                 Subsidiaries, as well as
                                                 Equistar, LCR, and LMC,
                                                 including but not limited to
                                                 insolvency, bankruptcy, ERISA,
                                                 and judgment defaults.

INCREASED COSTS/CHANGE OF
CIRCUMSTANCES:                              The credit agreement will contain
                                            customary provisions protecting the
                                            Lenders in the event of
                                            unavailability of funding,
                                            illegality, increased costs and
                                            funding losses.

                                            Capital adequacy compensation will
                                            be required only with respect to
                                            capital requirements adopted after
                                            the date hereof.

INDEMNIFICATION:                            The Borrower will indemnify the
                                            Lenders against all losses,
                                            liabilities, claims, damages, or
                                            expenses relating to their loans,
                                            the Borrower's use of loan proceeds
                                            or the commitments, including but
                                            not limited to reasonable attorneys'
                                            fees and settlement costs (except
                                            such as result from the indemnitee's
                                            gross negligence or willful
                                            misconduct).

TRANSFERS AND PARTICIPATIONS:               Lenders will have the right to
                                            transfer or sell participations in
                                            their loans or commitments with the
                                            transferability of voting rights in
                                            the case of participations limited
                                            to changes in principal, rate, fees
                                            and term. Assignments, which must be
                                            in amounts of at least $5 million,
                                            will be allowed with the consent
                                            of the Borrower, such consent not
                                            to be unreasonably withheld.
                                            Assignment will be allowed within
                                            the Lender group and the Lenders'
                                            affiliates.

EXPENSES:                                   Borrower will pay all reasonable
                                            legal and other out-of-pocket
                                            expenses of Co-Underwriters related
                                            to this transaction and any
                                            subsequent amendments or
                                            waivers, including the reasonable
                                            fees and expenses of Davis Polk &
                                            Wardwell, special counsel to the Co-
                                            Underwriters.

GOVERNING LAW:                              State of New York.

PRICING GRID

 .       Initial LIBOR margins will be as follows:

                Revolving Credit       L + 200
                Term Loan A            L + 200
                Term Loan B            L + 250
                Term Loan C            L + 200
                Term Loan D            L + 200

 .       LIBOR margins will be the higher of the initial margins or the grid-
        based margins for a minimum of six months; grid will commence on the later of the retirement of Term Loans C and D or six months following the effective date of the Credit Agreement.

 .       GRID:
-------------------------------------------------------------------------------

                Senior Debt            Revolver, Term
Level           Rating                 Loans A, C and D         Term Loan B
-------------------------------------------------------------------------------

I               B1 or B+ or            2.50%                    3.00%
                lower/*/
-------------------------------------------------------------------------------

II              Ba3 and BB-/*/         2.00%                    2.50%
-------------------------------------------------------------------------------

III             Ba2 and BB/*/          1.75%                    2.25%
-------------------------------------------------------------------------------

IV              Ba1 or BB+/**/         1.50%                    2.00%
-------------------------------------------------------------------------------

V               Baa3 or BBB- or        1.25%                    2.00%
                higher/**/
-------------------------------------------------------------------------------



-------------------

        /*/   In the event of split ratings from S&P and Moody's, the lower rating governs.

        /**/ In the event of split ratings from S&P and Moody's, the higher rating governs; provided that if the split is more than one full rating category, the rating at the midpoint (or the higher of two intermediate ratings) governs.